                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                               EXECUTIVE AGREEMENT

           THIS EXECUTIVE AGREEMENT (this "Agreement") is made as of June 6, 2002, by and among Roundy's Acquisition Corp., a Delaware corporation (the "Company"), Roundy's, Inc., a Wisconsin corporation and a wholly owned subsidiary of the Company ("Roundy's"), and Darren W. Karst ("Executive"). Certain definitions are set forth in Section 18 of this Agreement.

           Executive desires to be employed by Roundy's, and Roundy's desires to employ Executive and to be assured of its right to have the benefit of Executive's services on the terms and conditions hereinafter set forth. Executive desires to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and Preferred Stock, par value $.01 per share (the "Preferred Stock," and collectively with the Common Stock, the "Stock"), of the Company, and the Company desires to issue such Common Stock and Preferred Stock to Executive on the terms and conditions set forth herein. The Company, Roundy's and Executive desire to enter into this Agreement to, among other things, (i) set forth the terms of Executive's purchase of the Executive Stock (as defined below); (ii) set forth the terms and conditions of Executive's employment with Roundy's; (iii) provide the Company with certain rights in respect of the Executive Stock; and (iv) set forth the obligation of Executive to refrain from competing with the Company and its Subsidiaries (as defined below) under certain circumstances as provided herein.

           On the Effective Date, Executive shall become a party to the Investor Rights Agreement, dated as of June 6, 2002 by and among the Company, Executive, the Investors (as defined below) and certain other parties (as in effect today and as amended from time to time hereafter in accordance with its terms, the "Investor Rights Agreement").

           Certain provisions of this Agreement are intended for the benefit of, and shall be enforceable by, Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. (the foregoing, collectively, the "Investors").

           NOW, THEREFORE, the parties hereto agree as follows:

A.   PURCHASE AND SALE OF EXECUTIVE STOCK

     1. On the Effective Date, Executive shall purchase from the Company, and the Company shall sell to Executive 2,096.67 shares of Common Stock at a price of $100 per share, which shares shall be subject to vesting as provided herein (the "Vesting Shares"), for an aggregate purchase price of $209,667. On the Effective Date, the Company shall deliver to Executive stock certificates representing the Vesting Shares, and Executive shall deliver to the Company the aggregate purchase price for the Vesting Shares in the manner provided in
Section 2.

     2. On the Effective Date, Executive shall deliver to the Company (i) a duly executed promissory note in the form of Annex A attached hereto in the initial principal amount of $209,667 (the "Executive Note"), and (ii) a counterpart signature page to the Investor Rights

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                                                                  EXECUTION COPY

Agreement. Executive's obligations under the Executive Note shall be secured by a pledge to the Company of all of the Vesting Shares, and in connection therewith, Executive shall execute and deliver to the Company a pledge agreement in the form of Annex B attached hereto.

     3. The Company shall hold each stock certificate representing the Vesting Shares, if any, until such time as the Vesting Shares represented by such certificate is released from the pledge to the Company.

     4. Within thirty (30) days after Executive purchases the Vesting Shares from the Company hereunder, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex C attached hereto.

     5. In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

        (a) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

        (b) Executive is an executive officer of Roundy's, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock. Executive is an "accredited investor," as defined in Regulation D promulgated under the Securities Act.

        (c) Executive is able to bear the economic risk of Executive's investment in the Executive Stock for an indefinite period of time because the Executive Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        (d) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as Executive has requested. Executive has reviewed, or has had an opportunity to review, a copy of the Investor Rights Agreement.

        (e) This Agreement and each of the other agreements contemplated hereby constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Executive does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

        (f) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any person or entity other than the

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Company or Roundy's except as set forth on Schedule 5(f). No waivers or amendments of the agreements set forth on Schedule 5(f) have been made. Executive's prior employment as the Chief Financial Officer and Executive Vice President with Dominick's Supermarket's, Inc. and Dominick's Finer Foods, Inc. (collectively, "Dominick's") was terminated by voluntary resignation by him on or about August 22, 1998.

         (g) Since November 17, 1998, Executive has not received any confidential information or trade secrets of Dominick's. Executive shall be prohibited from using or disclosing any confidential information or trade secrets belonging to Dominick's that Executive may have learned through his prior employment with Dominick's in the performance of Executive's services hereunder.

         (h) Executive has consulted with independent legal counsel regarding his rights and obligations under this Agreement and fully understands the terms and conditions contained herein. Executive has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transaction contemplated hereby.

     6. In connection with the purchase and sale of the Executive Stock hereunder, the Company represents and warrants to Executive that:

         (a) This Agreement and each of the other agreements contemplated hereby constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by the Company does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

         (b) As of the Effective Date, the authorized capital stock of the Company will consist of 94,350 shares of Common Stock, of which 90,156.67 shares will be issued and outstanding and 10,483.33 shares of Preferred Stock of which 10,483.33 shares will be issued and outstanding. As of the Effective Date and immediately thereafter, all of the shares of Executive Stock shall be (so long as the Executive shall have paid the purchase price in respect of the Executive Stock) validly issued, fully paid and nonassessable. As of the Effective Date, except as set forth in the Certificate of Incorporation, neither the Company nor any of its Subsidiaries shall have any outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans.

     7. As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of Roundy's or any of its Subsidiaries or affect the right of Roundy's to terminate Executive's employment at any time for any reason.

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B.      VESTING AND REPURCHASE PROVISIONS
        REGARDING CERTAIN EXECUTIVE STOCK

     8. Vesting of Common Stock; Vested Shares. The Company and Executive acknowledge and agree that the Vesting Shares purchased by Executive hereunder shall be subject to vesting as hereinafter provided. "Vested Shares" means all Vesting Shares which have become vested pursuant to the terms of this Agreement. All Vesting Shares which have not become vested are referred to herein as "Unvested Shares."

     The Vesting Shares shall vest in accordance with the following schedule, if as of each such date Executive is, and has been continuously, employed by the Company or any of its Subsidiaries:

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                                                                             Cumulative Percentage of
                     Date                                                      Vesting Shares Vested
-------------------------------------------------------------------------------------------------------
 February 2, 2002 (the "Commencement Date")                                              0%
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 End of the First Quarter Following the Commencement Date                                5%
-------------------------------------------------------------------------------------------------------
 End of the Second Quarter Following the Commencement Date                              10%
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 End of the Third Quarter Following the Commencement Date                               15%
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 First Anniversary of the Commencement Date                                             20%
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 End of the Fifth Quarter Following the Commencement Date                               25%
-------------------------------------------------------------------------------------------------------
 End of the Sixth Quarter Following the Commencement Date                               30%
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 End of the Seventh Quarter Following the Commencement Date                             35%
-------------------------------------------------------------------------------------------------------
 Second Anniversary of the Commencement Date                                            40%
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 End of the Ninth Quarter Following the Commencement Date                               45%
-------------------------------------------------------------------------------------------------------
 End of Tenth Quarter Following the Commencement Date                                   50%
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 End of the Eleventh Quarter Following the Commencement Date                            55%
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 Third Anniversary of the Commencement Date                                             60%
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 End of the Thirteenth Quarter Following the Commencement Date                          65%
-------------------------------------------------------------------------------------------------------
 End of the Fourteenth Quarter Following the Commencement Date                          70%
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 End of the Fifteenth Quarter Following the Commencement Date                           75%
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 Fourth Anniversary of the Commencement Date                                            80%
-------------------------------------------------------------------------------------------------------
 End of the Seventeenth Quarter Following the Commencement Date                         85%
-------------------------------------------------------------------------------------------------------
 End of the Eighteenth Quarter Following the Commencement Date                          90%
-------------------------------------------------------------------------------------------------------
 End of the Nineteenth Quarter Following the Commencement Date                          95%
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 Fifth Anniversary of the Commencement Date                                            100%
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

Notwithstanding the foregoing, all unvested Vesting Shares shall vest upon the consummation of a Change of Control (assuming Executive is then, and has been continuously, employed by the Company or any of its Subsidiaries).

     9. Repurchase Option.

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           (a)  Repurchase Option. In the event that Executive, for any reason, ceases to be employed by Roundy's, the Repurchase Shares, whether held by Executive or one or more Permitted Transferees, shall be subject to repurchase by the Company and the Investors, if the Company or the Investors so elect at their sole discretion, in accordance with the terms and conditions set forth in this Section 9 (the "Repurchase Option").

                (i) Termination Without Cause, Termination with Good Reason or Nonrenewal; Death or Incapacity. If Executive is no longer employed by Roundy's as a result of (A) a termination by Roundy's without Cause, (B) a termination by Executive with Good Reason, (C) a failure on the part of Roundy's to extend Executive's Employment Period under this Agreement beyond the then applicable Employment Period, or (D) as a result of death or Incapacity, then (x) with the prior written consent of Executive or Executive's estate, as the case may be, the Company and the Investors shall have the right to purchase all (but not less than all) of the Vested Repurchase Shares, at a purchase price per share equal to the Fair Market Value thereof as of the Termination Date, and (y) the Company and the Investors shall have the right to purchase all or any portion of the Unvested Repurchase Shares, at a purchase price per share equal to the lesser of the Original Cost thereof and the Fair Market Value thereof.

                (ii) Voluntary Termination. If Executive is no longer employed by Roundy's as a result of a Voluntary Termination, then (A) the Company and the Investors shall have the right to purchase all or any portion of the Vested Repurchase Shares, at a purchase price per share equal to the Fair Market Value thereof, and (B) the Company and the Investors shall have the right to purchase all or any portion of the Unvested Repurchase Shares, at a purchase price per share equal to the lesser of the Original Cost thereof and the Fair Market Value thereof as of the Termination Date.

                (iii) Termination with Cause. If Executive is no longer employed by Roundy's as a result of a termination by Roundy's with Cause, then the Company and the Investors shall have the right to purchase all or any portion of the Repurchase Shares (including Vested Repurchase Shares and Unvested Repurchase Shares), at a purchase price per share equal to the lesser of the Original Cost thereof and the Fair Market Value thereof as of the Termination Date.

           (b) Repurchase Procedures. After the termination of Executive's employment with Roundy's for any reason, subject to the required consent by Executive under Section 9(a)(i)(x) of this Agreement, the Company may elect to exercise the right to purchase Repurchase Shares (in the amounts and for the prices set forth in Sections 9(a)(i), 9(a)(ii) and 9(a)(iii)) pursuant to the Repurchase Option by delivering a written notice (the "Repurchase Notice") to Executive and/or any other holder or holders of Repurchase Shares and the Investors at any time prior to the end of the four-month period commencing on the date of such termination of employment. The Repurchase Notice shall set forth the number of shares of each class and type of such stock to be acquired from such holder(s), the aggregate consideration to be paid for such shares of such stock and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Repurchase Shares held by Executive at the time of delivery of the Repurchase Notice.

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If the number of Repurchase Shares then held by Executive is less than the total number of Repurchase Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Repurchase Shares, pro rata according to the number of Repurchase Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The Company shall have the right to purchase all or any portion of the Unvested Repurchase Shares without or before purchasing any Vested Repurchase Shares. Any Unvested Repurchase Shares not repurchased pursuant to this Section 9 shall automatically vest upon the expiration of the time periods permitted for the repurchase of such shares under this Section 9.

           (c) Rights of the Investors.

               (i) If for any reason, subject to the required consent by Executive under Section 9(a)(i)(x) of this Agreement, the Company does not elect to purchase all of the Repurchase Shares available for purchase pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option, in the manner set forth in this Section 9, for all or any portion of the Repurchase Shares which the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company determines that there will be Available Shares, but in any event upon the earlier to occur of (A) the delivery of the Repurchase Notice, and (B) four (4) months after the termination of Executive's employment with the Company, the Company shall deliver a written notice (the "Availability Notice") to the Investors, setting forth the number of each class and type of Available Shares and the purchase price for each Available Share.

               (ii) The Investors may elect to purchase all or any portion of the Available Shares by delivering a written notice (an "Election Notice") to the Company within thirty (30) days after receipt of the Availability Notice from the Company (such 30-day period being referred to herein as the "Investor Election Period"); provided that if more than one Investor elects to purchase any or all Available Shares of any type or class and the number of Available Shares of such type or class is less than the aggregate number of Available Shares of such type or class elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (A) the number of shares of such type or class such Investor has elected to purchase as indicated in the Election Notice and (B) the number of shares of such type or class obtained by multiplying the number of shares specified in the Availability Notice by a fraction, the numerator of which is the number of shares of Common Stock (on a fully-diluted basis) held by such Investor and the denominator of which is the aggregate number of shares of Common Stock (on a fully-diluted basis) held by all electing Investors. If any Available Shares of such type or class remain after giving effect to such allocation, such allocation shall be repeated until either all of the Available Shares of such type or class requested to be purchased by the electing Investors have been so allocated or no Available Shares of such type or class are available for purchase.

           (d) Supplemental Repurchase Notice. As soon as practicable, and in any event within ten (10) days after the expiration of the Investor Election Period, the Company shall, if necessary, notify Executive or each holder of Repurchase Shares as to the number of

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shares being purchased from such holder by the Investors (the "Supplemental
Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to Executive or the holder(s) of Repurchase Shares, the Company shall also deliver to the Investors written notice setting forth the number of Repurchase Shares the Company and the Investors shall acquire, the aggregate purchase price to be paid and the time and place of the closing of the transaction.

           (e) Closing. The closing of the purchase of the Repurchase Shares pursuant to this Section 9 shall take place on the date designated by the Company in the Repurchase Notice or the Supplemental Repurchase Notice, as the case may be, which date shall not be more than thirty (30) days after the delivery of the later of such notices, as the case may be. The Company and/or the Investors, as the case may be, may pay the purchase price for the Repurchase Shares to be purchased pursuant to the Repurchase Option by delivery of (i) in the case of the Company, (A) a cashier's or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, (B) by offsetting any amounts owed by Executive to the Company under the Executive Note or any other indebtedness of Executive to the Company or its Affiliates evidenced by a note or notes against the purchase price for such shares or (C) any combination of (A) and (B) in the aggregate amount of the purchase price for Repurchase Shares, (ii) in the case of the Investors, a cashier's or certified check payable to the holder(s) of such shares or wire transfer of immediately available funds, or (iii) in any such case, as the holder(s) of such shares and the purchaser(s) thereof may otherwise agree. The Company and the Investors, as the case may be, shall receive customary representations and warranties from each seller of Repurchase Shares regarding the sale of the Repurchase Shares (including representations and warranties that such sellers have authorized, executed and delivered the applicable agreements, that such agreements are valid and enforceable and that the purchaser shall obtain good title to such shares, free and clear of all liens and encumbrances).

           (f) Termination of Repurchase Right. The right of the Company and the Investors to repurchase shares of Repurchase Shares pursuant to this Section 9 shall terminate upon the consummation of a Change of Control.

           (g) Additional Restrictions on Transfer.

               (i) All shares of Executive Stock are subject to the restrictions on Transfer set forth in the Investor Rights Agreement.

               (ii) In addition to any other legend required pursuant to the Investor Rights Agreement or otherwise, any certificate representing the Executive Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 6, 2002, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND JUNE NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

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      STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN
      EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF DATED AS OF JUNE 6, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME AND THE INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF COMPANY STOCK DATED AS OF JUNE 6, 2002, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF EITHER SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

               (iii) Except for transfers to Permitted Transferees, no holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion (reasonably acceptable in form and substance to the Company) of counsel experienced in federal securities laws matters that registration is not required under the Securities Act or any applicable state securities laws in connection with such transfer.

C.    EMPLOYMENT PROVISIONS

      10. Employment. Roundy's shall employ Executive, and Executive hereby accepts employment with Roundy's, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 13 hereof (the "Employment Period"). Executive's employment shall be "at-will" and may be terminated by either party at any time subject to the provisions contained herein.

      11. Position and Duties.

          (a) During the Employment Period, Executive shall serve as the Chief Financial Officer of Roundy's and shall have the normal duties, responsibilities and authority associated with such position subject to the power of the board of directors of Roundy's (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of officers.

          (b) During the Employment Period, Executive (i) shall report to the Chief Executive Officer, (ii) shall devote substantially all of Executive's business time and attention (except for permitted vacation periods, periods of illness or other incapacity), and other permitted absences for which senior executive employees of Roundy's are generally eligible from time to time under Roundy's policies) to the business and affairs of Roundy's and its Subsidiaries,
(iii) shall not engage in any other business activity without the prior written

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approval of the Board, and (iv) shall perform Executive's duties and responsibilities hereunder to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

     12.  Compensation and Benefits.

          (a) Base Salary. During the Employment Period, Executive's base salary shall be $450,000 per annum or such other increased rate as the Board may determine from time to time (as adjusted from time to time, the "Base Salary"), which salary shall be payable by Roundy's in regular installments in accordance with Roundy's general payroll practices (but in any event no less often than payable in monthly installments).

          (b) Benefits. During the Employment Period, Executive shall be entitled to five (5) weeks of paid vacation per annum and to participate in all of Roundy's employee benefit programs for which senior executive employees of Roundy's and its Subsidiaries are generally eligible.

          (c) Bonus. Executive shall be eligible to receive an annual bonus following the end of each year during the Employment Period (the "Salary Bonus") in accordance with the Salary Bonus Schedule attached hereto.

          (d) Business Expenses. During the Employment Period, Roundy's shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement to the extent consistent with Roundy's policies in effect from time to time with respect to travel, entertainment and other business expenses for Roundy's senior executives, subject to Roundy's reasonable requirements with respect to reporting and documentation of such expenses.

          (e) Payroll Withholding. All amounts payable to Executive as compensation hereunder shall be subject to all required withholding by Roundy's.

     13.  Term; Termination; Severance.

          (a) The Employment Period shall commence on the date hereof and shall continue until the first to occur of (i) Executive's death or Incapacity; (ii) a termination by Roundy's at any time with or without Cause; and (iii) a termination by Executive at any time for any reason other than a termination for Good Reason (a "Voluntary Termination"); provided, that the Employment Period shall automatically terminate without action by either Roundy's or Executive on the fifth anniversary of the Effective Date unless otherwise extended by mutual agreement of Executive and Roundy's. Any termination of the Executive's employment with Roundy's shall be a "Termination." The date of any termination of Executive's employment with Roundy's shall be the "Termination Date."

          (b) Upon any Termination, Executive shall be entitled to receive Executive's Base Salary earned through Executive's Termination Date, prorated on a daily basis together with all accrued but unpaid vacation time earned by Executive during the fiscal year in which such Termination occurs. Except as set forth in Section 13(d), Executive shall not be entitled to

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receive Executive's Base Salary or any bonuses or other benefits from Roundy's for any period after the Termination Date.

          (c) In the event Executive's employment is terminated by Roundy's with Cause, upon a Voluntary Termination without Good Reason or upon Executive's death or Incapacity, Roundy's shall have no obligation to make any severance or other similar payment to or on behalf of Executive.

          (d) In the event that Executive's employment is terminated by Roundy's without Cause, by Executive with Good Reason or because of Roundy's failure to extend Executive's Employment Period hereunder beyond the then applicable Employment Period, following such Termination and so long as Executive executes and delivers to the Company within twenty-one (21) days following the Termination Date the General Release in the form, subject to any changes that may be reasonably required to effectuate a valid release/ waiver under the Age Discrimination in Employment Act of 1967, of Annex D attached hereto, Roundy's shall (i) pay Executive one year of his annual Base Salary (as in effect on the Termination Date) and a prorated portion of any Salary Bonus, and (ii) continue to provide Executive his existing health and welfare benefits until the first anniversary of the Termination Date; provided, however, in the event that Executive's employment is terminated within six (6) months following the consummation of a Change of Control or Executive resigns within six (6) months following the consummation of a Change of Control, Roundy's shall provide health coverage to Executive (and Executive shall bear no more than 50% of the cost of such health coverage for Executive and his eligible dependents) until the earlier to occur of (x) Executive's attaining the age of 65, and (y) Executive's employment with another company offering substantially similar health benefits to Executive, provided that in the event Executive dies prior to attaining the age of 65, Roundy's shall provide health coverage to Executive's spouse and his eligible dependents until Executive's spouse attains the age of 65. For purposes of the preceding sentence, the health coverage shall be substantially similar to the health coverage provided by Roundy's to a similarly-situated executive employee who has not incurred a termination of employment, and the cost of such health coverage shall not exceed the amount determined under Section 604 of the Employee Retirement Income Act of 1974, as amended (or any successor provision thereto). Each severance payment hereunder shall be payable in accordance with Roundy's normal payroll procedures and cycles and shall be subject to withholding of applicable taxes and governmental charges in accordance with federal and state law. After payment of the severance amounts described in this
Section 13(d), Roundy's shall have no obligation to make any further severance or other payment to or on behalf of Executive except as otherwise expressly contemplated hereby. Notwithstanding the foregoing, in the event that Executive shall breach any of Executive's obligations under Sections 14, 15 or 16 of this Agreement, then, in addition to any other rights that Roundy's may have under this Agreement or otherwise, Roundy's shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this Section 13; provided that in the event Executive is either terminated or resigns within six (6) months following the consummation of a Change of Control, Roundy's shall not be relieved from, and shall be obligated to provide, health coverage that Executive is entitled to receive pursuant to the terms of this Section 13; provided further that in order for Roundy's to be relieved of any of its obligations

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pursuant to this Section 13, either Executive shall have agreed in writing that a breach of his obligations under Sections 14, 15 or 16 has occurred, a court shall have determined that a material breach of his obligations under Sections 14, 15 or 16 has occurred, or pursuant to Section 20(o) herein, an arbitrator has determined that that a material breach of his obligations under Sections 14, 15 or 16 has occurred.

D.   ADDITIONAL AGREEMENTS

     14. Confidential Information. Executive acknowledges that by reason of Executive's duties to and association with Roundy's and the Investors, Executive has had and will have access to and has and will become informed of Confidential Information. During the Employment Period, Executive agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use, any Confidential Information, except for use in Executive's regular authorized duties on behalf of Roundy's and the Investors. For a period of three (3) years after the end of the Employment Period, Executive agrees to keep in strict confidence and not, directly or indirectly, make known, disclose, furnish, make available or use any Confidential Information in the Geographic Area. Executive acknowledges and agrees that all documents and other property including or reflecting Confidential Information furnished to Executive by Roundy's or any of the Investors or otherwise acquired or developed by Roundy's or any of the Investors or Executive or known by Executive shall at all times be the sole and exclusive property of Roundy's and the Investors. During the Employment Period and for a period of three (3) years thereafter, Executive shall take all necessary and appropriate steps to safeguard Confidential Information and protect it against disclosure, misappropriation, misuse, loss and theft. Executive shall deliver to Roundy's at the termination of the Employment Period, or at any other time Roundy's may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the business of Roundy's or any of the Investors which Executive may then possess or have under Executive's control and shall erase all embodiments of the Confidential Information from all storage devices. If Executive is required to disclose Confidential Information pursuant to any applicable law or court order, Executive shall provide Roundy's with prior written notice of the requirement for disclosure that details the Confidential Information to be disclosed and shall cooperate with Roundy's to preserve the confidentiality of such information to the extent possible.

     15. Inventions and Patents.

         (a) Executive acknowledges that all Work Product is the exclusive property of Roundy's. Executive hereby assigns all right, title and interest in and to all Work Product to Roundy's. Any copyrightable works that fall within Work Product will be deemed "works made for hire" under Section 201(b) of the 1976 Copyright Act, and Roundy's shall own all of the rights comprised in the copyright therein; provided, however, that to the extent such works may not, by operation of law, constitute "works made for hire," Executive hereby assigns to Roundy's all right, title and interest therein.

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         (b) Executive shall promptly and fully disclose all Work Product to
Roundy's and shall cooperate and perform at the expense of Roundy's all actions reasonably requested by Roundy's (whether during or after the Employment Period) to establish, confirm and protect Roundy's right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist Roundy's, at Roundy's expense, to secure Roundy's rights in the Work Product in any and all countries, including the execution of all applications and all other instruments and documents which Roundy's shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to Roundy's the sole and exclusive right, title and interest in and to such Work Product. If Roundy's is unable because of Executive's mental or physical incapacity or for any other reason (including Executive's refusal to do so after request therefor is made by Roundy's) to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to Roundy's pursuant to Section 15(a) above, then Executive hereby irrevocably designates and appoints Roundy's and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to Roundy's.

     16. Non-Compete, Non-Solicitation; Non-Interference.

         (a) Executive agrees that, during the Employment Period, Executive shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any business located in the Geographic Area, which is, directly or indirectly, competitive with any business that the Company or any of its Subsidiaries engages in or proposes to engage in during the Employment Period.

         (b) Executive agrees that, during the Noncompete Period, Executive shall not, in any capacity that requires Executive to provide, in any material respect, services, advice, and/or consultation similar to the services, advice and/or consultation he provided on behalf of the Company or any of its Subsidiaries during the Reference Period, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any manner engage in any business located in the Geographic Area which is, directly or indirectly, competitive with any business of the Company or any of its Subsidiaries.

         (c) Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding securities of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of any such corporation.

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         (d) During the Employment Period and the Noncompete Period, Executive
shall not directly or indirectly through another Person solicit or attempt to solicit, induce or attempt to induce any employee, consultant, agent, independent contractor or any other person otherwise engaged in a services or business relationship (including, without limitation, any customer, supplier, licensee, licensor or franchisee) with the Company or any of its Subsidiaries to leave the employ of or terminate or otherwise adversely alter such person's relationship with the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any such person; provided, however, Executive shall not be prohibited from engaging any such person (other than any employee, or any consultant or agent providing services substantially on a full-time basis to the Company or any of its Subsidiaries relating primarily to the Food Industries) which is also engaged by the Company or any of its Subsidiaries so long as any such engagement would not constitute a breach of this Section 16(d).

         (e) During the Employment Period and the Noncompete Period, Executive shall not directly or indirectly through another Person hire or otherwise engage services from any person who was an employee of the Company or any Subsidiary at any time during the sixty (60) day period immediately preceding the Termination Date.

         (f) During the Employment Period and the Noncompete Period, Executive shall not directly or indirectly through another Person acquire or attempt to acquire any business in the United States of America to which the Company or any of its Subsidiaries has made an acquisition proposal during the Reference Period relating to the possible acquisition of such business (an "Acquisition Target") by the Company or any of its Subsidiaries, or take any action to induce or attempt to induce any Acquisition Target to consummate any acquisition, investment or other similar transaction with any Person other than the Company or any of its Subsidiaries).

     17. Enforcement. If, at the time of enforcement of any covenant or agreement contained in Section 14, 15 (a), 15(b), 16(a), 16(b), 16(d) or 16(e) of this Agreement, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that monetary damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, Roundy's or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or similar relief in order to enforce, or prevent any violations of, the provisions hereof; provided that monetary damages for any breach of this Agreement shall be determined pursuant to arbitration in accordance with Section 20(o) herein. In addition, in the event of a breach or violation by Executive of any covenant or agreement in
Section 16(a), 16(b), 16(d) or 16(e), the Noncompete Period set forth in such Section with respect to such covenant or agreement shall be tolled until such breach or violation has been duly cured.

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     18.  Definitions.

          "Active Targets" means a company or a division of a company in the Food Industries which either the Company or any of its Subsidiaries has spent a significant amount of time investigating as a possible investment or acquisition candidate.

          "Affiliate" of a Person means any other Person or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

          "Agreement" has the meaning set forth in the Preamble.

          "Articles of Incorporation" means the Company's articles of incorporation in effect at the time as of which any determination is being made.

          "Availability Notice" has the meaning set forth in Section 9(c)(i).

          "Available Shares" has the meaning set forth in Section 9(c).

          "Base Salary" has the meaning set forth in Section 10.

          "Board" has the meaning set forth in Section 11(a).

          "Cause" means (i) the commission by Executive of a felony or the commission by Executive of fraud with respect to Roundy's, any of its Subsidiaries or any of their customers or suppliers, and the fact of the commission of the felony or fraud by Executive (A) causes financial or reputational harm to Roundy's or any of its Subsidiaries, and (B) is determined by the Board in its good faith, reasonable judgment, (ii) failure to perform (other than due to Incapacity) duties of the office held by Executive as reasonably directed by the Board which duties are within the control of Executive, which failure, if curable, is not cured within fifteen (15) days after notice thereof to Executive (for avoidance of doubt, a failure of Roundy's or any of its Subsidiaries to achieve any level of financial performance, targets or goals is not a breach of this provision), (iv) gross negligence or willful misconduct with respect to Roundy's which causes financial or reputational harm to Roundy's in the good faith determination of Roundy's Board, or (v) any other breach of this Agreement, which breach, if curable, is not cured within fifteen (15) days after written notice thereof to Executive describing such breach with reasonable specificity. In the event that Executive is terminated for Cause, Executive shall be entitled to deliver written notice to Roundy's within fifteen (15) days following such termination demanding that the determination of the existence of the commission of the felony or fraud by Executive which served as the basis of his termination for Cause be determined by arbitration in accordance with the procedures set forth in Section 20(o) hereof. If the arbitrator determines that the commission of the felony or fraud by Executive which served as the basis of his termination for Cause did not exist, the termination shall be treated as a termination without Cause and Roundy's shall promptly pay and provide to Executive the compensation payments and other benefits that should have been made or provided since the Termination Date and shall continue to pay and provide any compensation payments and benefits that should continue to be provided in a

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termination without Cause and Roundy's shall pay the fees and expenses of
Executive related to such arbitration. If the arbitrator determines that the commission of the felony or fraud by Executive which served as the basis of his termination for Cause did exist, Executive shall promptly pay the fees and expenses of Roundy's related to such arbitration.

          "Change of Control" means (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than an existing record or beneficial shareholder of the Company or Roundy's, as the case may be, shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934), directly or indirectly of more than 50% of the outstanding capital stock of the Company or Roundy's, as applicable (ii) consummation by the Company or Roundy's of a complete liquidation, or sale or disposition by the Company or Roundy's, as the case may be, of all or substantially all of it assets (determined on a consolidated basis); or (iii) consummation of any consolidation or merger involving the Company or Roundy's in which the Company or Roundy's, as the case may be, is not the continuing or surviving entity or pursuant to which the capital stock of the Company or Roundy's, as the case may be, is converted into cash, securities or other property, other than a merger or consolidation of the Company or Roundy's in which the beneficial owners of the capital stock of the Company or Roundy's, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the capital stock of the surviving entity immediately after such consolidation or merger; provided, however, that notwithstanding anything to the contrary contained herein, a Change of Control shall be deemed not to have occurred in the event that the Company or Roundy's has completed an initial public offering of its securities pursuant to the Securities Act of 1933.

          "Code" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "Common Stock" has the meaning set forth in the Preamble.

          "Company" has the meaning set forth in the Preamble.

          "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive in connection with Executive's relationship with the Company or any of its Affiliates prior to the date hereof or during the Employment Period and that relates to the actual or anticipated business, products, services, financing, research or development of the Company or any of its Affiliates or their respective suppliers, distributors or customers. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, information about and confidential and proprietary information of any of the Company's or any of its

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Affiliates' suppliers, distributors and customers; (iii) trade secrets, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) Acquisition Targets and Active Targets. Confidential Information shall not include information that (a) is or becomes publicly known through no wrongful act or breach of obligation of confidentiality; (b) was rightfully received by Executive from a third party (other than any of the Company's Affiliates or any of the Company's or any of its Affiliates' suppliers, distributors or customers) without a breach of any obligation of confidentiality by such third party known to Executive or (c) was known to Executive prior to his employment with Roundy's.

            "Dominick's" has the meaning set forth in Section 5(f).

            "Dominick's Agreement" has the meaning set forth in Section 5(f).

            "EBITDA" for any fiscal year means the consolidated net income of Roundy's and its Subsidiaries for such year plus, to the extent deducted in determining such net income, interest expense (including writeoff of debt issuance costs or debt discount), provisions for federal, state or local taxes, depreciation and amortization of any type, non-operating charges (including but not limited to stock option compensation charges and related charges), transactions costs related to the Share Exchange or any other acquisitions that ordinarily would be capitalized but were not capitalized in such fiscal year), calculated before extraordinary gains and losses and excluding any gains and losses on the disposition on any of the assets (other than inventory sold in the ordinary course of business) of Roundy's or any of its Subsidiaries, and calculated in accordance with generally accepted accounting principles and determined from the Roundy's audited annual financial statements for such year. Notwithstanding the foregoing, in the event Roundy's or any of its Subsidiaries consummates an acquisition or divesture within any fiscal year, the Board may, acting reasonably and in good faith, adjust the Base Case for the fiscal year in which such acquisition or divesture is consummated.

            "Effective Date" means the closing of the Share Exchange pursuant to the terms and conditions set forth in the Share Exchange Agreement by and between the Company and Roundy's.

            "Election Notice" has the meaning set forth in Section 9(c)(i).

            "Employment Period" has the meaning set forth in Section 10.

            "Executive" has the meaning set forth in the Preamble.

            "Executive Note" has the meaning set forth in Section 2.

            "Executive Stock" shall mean (i) the Vesting Shares and any other Stock or equity securities hereafter acquired by Executive and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of

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stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Executive Stock in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with this Agreement and the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall include both vested and unvested Executive Stock and shall include interests in the Company issued with respect to Executive Stock including, without limitation, by way of any recapitalization.

           "Fair Market Value" shall mean:

           (a) with respect to each share of Vesting Shares which is listed on any stock exchange or quoted in the NASDAQ System or the over-the-counter market, the average of the closing prices of the sale of any such share on all stock exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day; and

           (b) with respect to each Vesting Share which is not, as of the date of determination, listed on any stock exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value thereof shall be the amount which each such Vesting Share would receive upon a liquidating distribution, in accordance with the Articles of Incorporation, of the proceeds of a sale of the Company and its Subsidiaries as a going concern at market value as determined in good faith mutually by the board of directors of the Company and Executive and in accordance with the Articles of Incorporation and determined as of the Termination Date, without any discount for minority interest; provided that if the parties cannot agree on Fair Market Value within 30 days after the Termination Date, the Fair Market Value will be decided by a mutually acceptable independent investment bank and if the parties are unable to agree on such an investment bank, one shall be chosen by lot from four nationally recognized investment banks, two of which shall be designated by the Company and two of which shall be designated by Executive. The determination of the investment bank pursuant hereto shall be final and binding (absent fraud or manifest error) and the fees and expenses of such investment bank shall be borne in proportion to success by the Company, on the one hand, and Executive, on the other hand.

           "Food Industries" means the grocery, including wholesale and retail, industries.

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           "Geographic Area" means the States of Illinois, Indiana, Michigan,
Ohio, Wisconsin, any other state in which the Company or any of its Subsidiaries conduct significant business after the date hereof, and any other state in which an Active Target is located.

           "Good Reason" shall mean the resignation of Executive within six (6) months following the occurrence of: (a) the relocation of Roundy's principal executive offices anywhere outside the greater Milwaukee, Wisconsin area, unless Executive agrees to such relocation; (b) if Executive is forced or required to relocate; (c) the requirement that Executive report to anyone other than the Board; (d) the removal of any titles of Executive specified in Section 10 hereof unless Executive agrees to the removal of any such titles; (e) a material reduction in the scope of Executive's authorities, duties or responsibilities;
(f) a material breach of Roundy's obligations under this Agreement, which breach, if curable, is not cured within fifteen (15) days after written notice thereof to Roundy's describing such breach with reasonable specificity; or (g) a Change of Control. In the event that Executive terminates his employment for Good Reason, the Company shall be entitled to deliver written notice to Executive within fifteen (15) days following such termination demanding that the determination of the existence of Good Reason be determined by arbitration in accordance with the procedures set forth in Section 20(o) hereof. If the arbitrator determines that Good Reason did not exist, the termination shall be treated as a Voluntary Termination and Roundy's shall have no obligations to pay or provide to Executive the compensation payments and other benefits to which he would have otherwise been entitled to pursuant to a Termination for Good Reason. If the arbitrator determines that Good Reason did exist, in addition to the compensation payments and other benefits payable to Executive based on a termination for Good Reason, Roundy's shall pay the fees and expenses of Executive related to such arbitration.

           "Incapacity" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive's duties as determined by the board of directors of Roundy's in good faith, for a period of ninety (90) consecutive days or a period of 120 days during any 180-day period.

           "Investor Election Period" has the meaning set forth in Section 9(c)(ii).

           "Investor Rights Agreement" has the meaning set forth in the Preamble.

           "Investors" has the meaning set forth in the Preamble.

           "Noncompete Period" means the one (1) year period following the Termination Date.

           "Original Cost" of any share of Executive Stock means the price paid by Executive for such share of Executive Stock (as appropriately adjusted for stock splits, stock combinations and similar events).

           "Permitted Transferee" means any permitted transferee of Stock pursuant to a transfer in accordance with Section 2D of the Investor Rights Agreement.

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           "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

           "Preferred Stock" has the meaning set forth in the Preamble.

           "Public Sale" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

           "Reference Period" means the one (1) year period immediately preceding the Termination Date.

           "Repurchase Notice" has the meaning set forth in Section 9(b).

           "Repurchase Option" has the meaning set forth in Section 9(a).

           "Repurchase Shares" shall mean (i) the Vesting Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Repurchase Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Repurchase Shares shall succeed to all rights and obligations attributable to Executive as a holder of Repurchase Shares hereunder. Repurchase Shares shall include both Vested and Unvested Repurchase Shares and shall include interests in the Company issued with respect to Repurchase Shares including, without limitation, by way of any recapitalization.

           "Roundy's" has the meaning set forth in the Preamble.

           "Salary Bonus" has the meaning set forth in Section 12(c).

           "Securities Act" means the Securities Act of 1933, as amended from time to time.

           "Share Exchange Agreement" means that certain Share Exchange Agreement dated as of April 8, 2002 by and between the Company and Roundy's.

           "Stock" has the meaning set forth in the Preamble.

           "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of

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partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

           "Supplemental Repurchase Notice" has the meaning set forth in Section 9(d).

           "Termination" has the meaning set forth in Section 13(a).

           "Termination Date" has the meaning set forth in Section 13(a).

           "Transfer" has the meaning given such term in the Investor Rights Agreement.

           "Unvested Repurchase Shares" shall mean (i) Repurchase Shares which have not become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Unvested Repurchase Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Unvested Repurchase Shares shall succeed to all rights and obligations attributable to Executive as a holder of Unvested Repurchase Shares hereunder.

           "Unvested Shares" has the meaning set forth in Section 8.

           "Vested Repurchase Shares" shall mean (i) Repurchase Shares which have become vested and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Such stock shall continue to be Vested Repurchase Shares in the hands of any holder (except for the Company, the Investors and transferees in a Public Sale consummated in accordance with the Investor Rights Agreement), and except as otherwise provided herein, each such other holder of Vested Repurchase Shares shall succeed to all rights and obligations attributable to Executive as a holder of Vested Repurchase Shares hereunder.

           "Vested Shares" has the meaning set forth in Section 8.

           "Vesting Shares" has the meaning set forth in Section 1.

           "Voluntary Termination" has the meaning set forth in Section 13(a).

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               "Work Product" means all inventions, innovations, improvements, developments, methods, processes, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or reduced to practice or comprising Confidential Information) and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not comprising Confidential Information) and any other form of Confidential Information, any of which relate to Roundy's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which were or are conceived, reduced to practice, contributed to, developed, made or acquired by Executive (whether alone or jointly with others) while employed (both before and after the date hereof) by Roundy's (or its predecessors, successors or assigns) and its Affiliates.

         19. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipients at the address indicated below:

         If to Executive:             175 Pembroke Drive
                                      Lake Forest, IL 60045


         with a copy to:              Katten Muchin Zavis Rosenman
                                      525 West Monroe
                                      Chicago, IL 60661
                                      Attn:    Walter S. Weinberg

         If to the Company:           c/o Willis, Stein & Partners III, L.P.
                                      One North Wacker Drive, Suite 4800
                                      Chicago, IL 60606
         Attn:  Mark P. Michaels

         with a copy to:

         and                          Kirkland & Ellis
                                      200 East Randolph Drive
                                      Chicago, IL 60601
                                      Attn:    John A. Weissenbach
                                               David H.C. Lee

         If to the Investors:         Willis, Stein & Partners III, L.P.
                                      One North Wacker Drive, Suite 4800
                                      Chicago, IL 60606
                                      Attn:    Mark P. Michaels

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                                                                  EXECUTION COPY

         with a copy to               Kirkland & Ellis
                                      200 East Randolph Drive
                                      Chicago, IL 60601
                                      Attn:    John A. Weissenbach
                                               David H.C. Lee

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a business day, and if received after 5:00 p.m. or on a day other than a business day, on the next following business day, but only if also sent by reputable overnight air courier within one business day following transmission; or (d) if otherwise actually personally delivered, when so delivered.

         20.   General Provisions

               (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement or the Investors Rights Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such Executive Stock for any purpose.

               (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties specifically acknowledge and agree that each covenant and agreement contained in
Section 14, 15(a), 15(b), 16(a), 16(b), 16(d) or 16(e) of this Agreement is separate and independent.

               (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, any employment agreement or similar agreement assumed by Roundy's or its Affiliates and Executive, which is hereby terminated).

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                                                                  EXECUTION COPY

               (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

               (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, Roundy's, the Investors and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder or under the Investor Rights Agreement; and provided further that no assignment by Executive of any rights hereunder shall relieve Executive of any obligations hereunder.

               (f) Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Wisconsin.

               (g) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               (h) Survival. The provisions set forth in Section 4, Section 9 and Sections 13 through 20 shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of the Employment Period.

               (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and Investors owning a majority of the Stock on a fully-diluted basis held by all Investors.

               (j) Third-Party Beneficiaries. The parties hereto acknowledge and agree that the Investors are third party beneficiaries of this Agreement. This Agreement will inure to the benefit of and be enforceable by the Investors and their respective successors and assigns, subject to amendment or waiver as provided in subparagraph (i) foregoing.

               (k) Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto,

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                                                                  EXECUTION COPY

and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

               (l) Other Laws. Nothing in this Agreement shall be construed to limit or negate any common or statutory law, including, without limitation, any laws of fiduciary duties, torts or trade secrets, where it provides the parties hereunder with broader protection than that provided herein.

               (m) Joint and Several Liability. The Company and Roundy's shall be jointly and severally liable to the Executive for all obligations of the Company and/or Roundy's under this Agreement.

               (n) Expenses. Roundy's shall pay the reasonable fees and expenses, including reasonable attorneys' fees, incurred by Executive in connection with the preparation, negotiation, execution and delivery of this Agreement, the Securities Purchase Agreement and the other agreements entered into in connection herewith or therewith.

               (o) Arbitration. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules for employment disputes, by a single independent arbitrator; provided that notwithstanding the foregoing Roundy's shall be entitled to seek a temporary restraining order and any other injunctive relief, from a court of competent jurisdiction, restraining Executive from committing or continuing any violation of Sections 14, 15 or 16 herein; provided further that monetary damages for any breach of this Agreement shall be determined pursuant to this Section 20(o). If the parties are unable to agree on the selection of an arbitrator, then any party may petition the American Arbitration Association for the appointment of an arbitrator, which appointment shall be made within ten (10) days of the petition therefore. Either the Company or Executive may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in the City of Chicago, Illinois within thirty (30) days of his or her appointment. In preparation for their presentation at such hearing, each party may depose a maximum of four people. Each such deposition shall last no more than six (6) hours. Each side may file with the arbitrator one brief not in excess of thirty
(30) pages, excluding exhibits. Each side shall have no more than eight (8) hours to present its position to the arbitrator. The hearing shall be no more than three (3) days in length. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant a written decision which contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                     * * * *

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                                                                  EXECUTION COPY

               IN WITNESS WHEREOF, the parties hereto have executed this Executive Agreement on the date first written above.

                                         ROUNDY'S ACQUISITION CORP.

                                         By: /s/ Mark P. Michaels
                                             -----------------------------------
                                         Its: VP & Secretary
                                              ----------------------------------

                                         ROUNDY'S, INC.


                                         By: /s/ Edward G. Kitz
                                             -----------------------------------
                                         Its: VP, Secretary & Treasurer
                                              ----------------------------------

                                         EXECUTIVE:

                                         /s/ Darren W. Karst
                                         ---------------------------------------

                                                                  EXECUTION COPY

                              Salary Bonus Schedule

         Executive shall be entitled to receive the following Salary Bonus for each fiscal year beginning in fiscal year 2002, which Salary Bonus shall be paid at the time the independent audit of Roundy's financial statements for such fiscal year is completed:

         (a)   Fiscal Year 2002:

         For fiscal year 2002 Executive shall be entitled to receive a Salary Bonus as set forth below:

                 ---------------------------------------------
                  % of Base Salary to
                      be Received as          % of 2002 Base
                      Salary Bonus             Case Achieved
                 ---------------------------------------------
                          100%                     105%
                 ---------------------------------------------
                           97%                     104%
                 ---------------------------------------------
                           94%                     103%
                 ---------------------------------------------
                           91%                     102%
                 ---------------------------------------------
                           88%                     101%
                 ---------------------------------------------
                           85%                     100%
                 ---------------------------------------------
                           79%                      99%
                 ---------------------------------------------
                           73%                      98%
                 ---------------------------------------------
                           67%                      97%
                 ---------------------------------------------
                           61%                      96%
                 ---------------------------------------------
                           55%                      95%
                 ---------------------------------------------
                           49%                      94%
                 ---------------------------------------------
                           43%                      93%
                 ---------------------------------------------
                           37%                      92%
                 ---------------------------------------------
                           31%                      91%
                 ---------------------------------------------
                           25%                      90%
                 ---------------------------------------------
                            0%                     *90%
                 ---------------------------------------------

* Denotes less than

         "2002 Base Case" means for fiscal year 2002, EBITDA for the twelve month period ended December 31, 2002 equal to $127,600,000.

         (b)   Fiscal Years 2003 -2007:

         For each of fiscal years 2003 through 2007 Executive shall be entitled to a Salary Bonus as set forth below:

                                                                  EXECUTION COPY

               -----------------------------------------------
                  % of Base Salary to      % of Fiscal Year
                     be Received as           Base Case
                     Salary Bonus              Achieved
               -----------------------------------------------
                           100%                 110%
               -----------------------------------------------
                            99%                 109%
               -----------------------------------------------
                            98%                 108%
               -----------------------------------------------
                            97%                 107%
               -----------------------------------------------
                            96%                 106%
               -----------------------------------------------
                            95%                 105%
               -----------------------------------------------
                            94%                 104%
               -----------------------------------------------
                            93%                 103%
               -----------------------------------------------
                            92%                 102%
               -----------------------------------------------
                            91%                 101%
               -----------------------------------------------
                            90%                 100%
               -----------------------------------------------
                         85.57%                  99%
               -----------------------------------------------
                         81.33%                  98%
               -----------------------------------------------
                            77%                  97%
               -----------------------------------------------
                         72.67%                  96%
               -----------------------------------------------
                         68.33%                  95%
               -----------------------------------------------
                            64%                  94%
               -----------------------------------------------
                         59.67%                  93%
               -----------------------------------------------
                         55.33%                  92%
               -----------------------------------------------
                            51%                  91%
               -----------------------------------------------
                         46.67%                  90%
               -----------------------------------------------
                         42.33%                  89%
               -----------------------------------------------
                            38%                  88%
               -----------------------------------------------
                         33.67%                  87%
               -----------------------------------------------
                         29.33%                  86%
               -----------------------------------------------
                            25%                  85%
               -----------------------------------------------
                             0%                 *85%
               -----------------------------------------------

* Denotes less than

         For each fiscal year, the "Base Case" shall be an amount equal to the projected EBITDA set forth in Roundy's budget for such fiscal year, as determined by the Board acting reasonably and in good faith. Notwithstanding the foregoing, in the event Roundy's or any of its Subsidiaries consummates an acquisition or divesture within any fiscal year, the Board may, acting reasonably and in good faith, adjust the Base Case for the fiscal year in which such acquisition or divesture is consummated.

                                                                  EXECUTION COPY

                             SECURED PROMISSORY NOTE

$209,667                                                            June 6, 2002


         For value received, Darren W. Karst ("Executive") promises to pay to Roundy's Acquisition Corp., a Delaware corporation (the "Company"), the aggregate principal sum of $209,667 together with interest thereon calculated from the date hereof (the "Date of Issuance") in accordance with the provisions of this Secured Promissory Note (this "Note"). This Note was issued pursuant to and is subject to the terms of that certain Executive Agreement (the "Executive Agreement"), dated as of June 4, 2002, by and between the Company and Executive. Any capitalized terms used herein and not defined shall have the meaning assigned to them in the Executive Agreement.

     1.  Payment and Capitalization of Interest

         (a) Interest shall accrue on the outstanding principal amount of this Note (including any portion thereof which is Capitalized Interest) at a rate equal to the lesser of (i) a rate which shall equal 4.74% and (ii) the highest rate permitted by applicable law. On each anniversary of the Date of Issuance (a "Capitalization Date") on which any portion of the unpaid principal amount of this Note remains outstanding, all accrued interest as of such date shall be capitalized and made part of the unpaid principal amount hereunder as of such date (the "Capitalized Interest"). Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Any accrued interest (including Capitalized Interest) which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is paid.

     2.  Payment of Principal on Note

         (a) Scheduled Payments. Executive shall pay the entire principal amount of this Note (including any portion thereof which is Capitalized Interest), plus all accrued and unpaid interest, on the later to occur of (i) the fifth anniversary of the Date of Issuance and (ii) the end of the Employment Period (the "Maturity Date").

         (b) Voluntary Prepayment. Executive may prepay, at any time and from time to time, without premium or penalty, all or any portion of the outstanding principal amount of this Note plus all accrued and unpaid interest thereon.

         (c) Mandatory Prepayment. Executive shall prepay, without premium or penalty, amounts due under this Note as follows:

               (i) Immediately upon receipt of any cash proceeds Executive receives in connection with Executive's ownership of the Company's Stock, Executive shall prepay an amount of this Note equivalent to the amount of all such cash proceeds (net of any expenses and

                                                                  EXECUTION COPY

taxes payable with respect to the transaction in which such proceeds were received) received up to the amount of principal and unpaid interest due hereunder.

                (ii) Upon the consummation of a Change of Control prior to the Maturity Date, this Note shall be immediately due and payable and Executive shall prepay all of the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, as of the date of the consummation of such Change of Control.

                (iii) If Executive's employment by Roundy's terminates for any reason, this Note shall be immediately due and payable and Executive shall prepay all of the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, as of the date of such termination.

     3. Collateral. The amounts due under this Note are secured by a pledge of the Executive Stock, pursuant to a certain Stock Pledge Agreement, dated as of the date hereof, by and between Executive and Company (the "Pledge Agreement").

     4. Limited Recourse as to Principal. Executive shall have full personal liability for all accrued and unpaid interest (including Capitalized Interest) under this Note. Notwithstanding anything to the contrary herein, the Company hereby agrees that Executive shall not have personal liability with respect to any amounts owed under this Note, except as set forth in this paragraph and except for the Company's rights of set off as set forth in Section 9(e) of the Executive Agreement. Executive shall have personal liability under this Note for the principal amount of this Note, but in no event shall such liability exceed the Aggregate Recourse Amount determined as of the time of the Company's claim, and only to the extent of any shortfall in repayment after any collateral which secures this Note shall have been realized upon. "Aggregate Recourse Amount" means as of any time an amount equal to (A) 50% of the aggregate original principal amount of this Note, minus (B) the aggregate amount of all principal and interest payments made under this Note from the Date of Issuance of this Note through such time, including payments incident to Executive's declaring bankruptcy. Nothing in this paragraph 4, however, shall affect any of the Company's rights under the Pledge Agreement.

     5.   Miscellaneous

          (a) In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

          (b) Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.

          (c) This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Delaware.

                                                                  EXECUTION COPY

                                    * * * * *

                                                                  EXECUTION COPY

               IN WITNESS WHEREOF, Executive has executed and delivered this Executive Promissory Note as of the date first written above.




                                         EXECUTIVE:

                                         /s/ Darren W. Karst
                                         ---------------------------------------


                      [Signature Page to Promissory Note]

                                                                  EXECUTION COPY

                             STOCK PLEDGE AGREEMENT

               THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of June 6, 2002, by and between Darren W. Karst ("Pledgor") and Roundy's Acquisition Corp., a Delaware corporation (the "Company"). Any capitalized terms used herein but not defined shall have the meanings assigned to them in the Executive Agreement.

               The Company and Pledgor are parties to an Executive Agreement (the "Executive Agreement"), dated as of June 4, 2002, pursuant to which the Company is selling to Pledgor 2,096.67 shares of the Company's Common Stock (the "Pledged Interests"), all of which are pledged pursuant to this Agreement, and the Company has permitted the Pledgor to pay the purchase price therefor by delivery to the Company of a promissory note (the "Note") in the aggregate principal amount of $209,667. This Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Collateral (as defined below).

               NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as payment for the Pledged Interests, Pledgor and the Company hereby agree as follows:

       1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Interests and any related rights to payment, profits, distributions thereon, as the case may be, and all proceeds thereof, including any securities and moneys received (collectively the "Collateral"), whether now existing or acquired, as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder (including reasonable costs and attorneys fees associated with enforcement hereunder).

       2. Delivery of Pledged Interests. Pledgor agrees to deliver to the Company any certificates or instruments representing the Pledged Interests or other Collateral, duly endorsed in blank or accompanied by undated stock powers duly executed in blank by such Pledgor or such other instruments of transfer as are acceptable to the Company.

       3. Uncertificated Stock. To the extent that the Pledged Interests or other Collateral are uncertificated securities, Pledgor agrees to take all actions required to perfect the security interest of the Company in such Collateral under applicable law. The Pledgor further agrees to take such actions as the Company deems necessary or desirable to effect the foregoing and to permit the Company to exercise any of its rights and remedies hereunder.

       4. Other Collateral. The Pledgor agrees that the Company may file UCC Financing Statements in those jurisdictions which the Company determines necessary or appropriate to perfect the security interests of the Company in any of the Collateral and to take such other

                                                                  EXECUTION COPY

action as the Company deems necessary or desirable to perfect the security interests of the Company herein described.

       5. Voting Rights; Cash Distribution. Notwithstanding anything to the contrary contained herein, during the term of this Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, to the extent the Pledged Interests have become vested in accordance with the Executive Agreement, Pledgor shall be entitled to all voting rights with respect to the Pledged Interests and shall be entitled to receive all cash distributions paid in respect of the Pledged Interests. Upon the occurrence of and during the continuance of any such default, at the option of the Company and upon notice by the Company to the Pledgor, Pledgor shall not be able to vote the Pledged Interests, such voting rights with respect thereto shall be exercisable by the Company and the Company shall retain all such cash distributions payable on the Pledged Interests as additional security hereunder. In furtherance of the Company's rights under this Section, the Pledgor shall execute and deliver to the Company, or cause to be executed and delivered to the Company, all such proxies, powers of attorney, and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting rights which it is entitled to exercise or refrain from exercising pursuant to this Section 5.

       6. Other Distributions, etc. If, while this Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Interests (whether as a distribution in connection with any recapitalization, reorganization or reclassification), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Interests hereunder.

       7. Default. If Pledgor (a) defaults in the payment of the principal under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Agreement occurs (including, without limitation, the bankruptcy or insolvency of Pledgor) or (b) defaults in the payment of interest or any other amount related to the Note, the Company may (following five (5) days' notice to Executive, during which the default is not cured) exercise any and all the rights, powers and remedies of any owner of the Pledged Interests (including the right to vote the Pledged Interests and receive any distributions with respect to such Pledged Interests) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Delaware or otherwise available to the Company under applicable law. Without limiting the foregoing, after the occurrence of and during the continuance of a default, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Collateral at any private sale or public auction, on not less than ten (10) days' written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Collateral after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Interests offered for sale. In case of any such sale, after deducting the

                                                                  EXECUTION COPY

costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note and other amounts related thereto (including costs, attorneys' fees associated with enforcement hereof); provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Interests remaining in the hands of the Company. Pledgor shall be liable for any deficiency (but only to the extent liable therefor under the Note) if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

       8. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be repaid from the proceeds of the sale of the Pledged Interests hereunder.

       9. Payment of Indebtedness and Release of Pledged Interests. Upon payment in full of the indebtedness evidenced by the Note and any amounts owed hereunder, the Company shall take all necessary action required to release any security interests the Company has with respect to the Collateral.

       10. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that Pledgor has good and valid title to all of the Collateral, free and clear of all liens, security interests and other encumbrances (other than pursuant to the Investor Rights Agreement or the Executive Agreement ), and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note and amounts due and owing hereunder have been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Collateral or Pledgor's rights or a holder thereof, other than pursuant to the Executive Agreement or this Agreement, or (ii) sell or otherwise transfer any of the Collateral or any interest therein (other than pursuant to the Executive Agreement or the Investor Rights Agreement).

       11. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request to effect the purposes of this Agreement.

       12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       13. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one

                                                                  EXECUTION COPY

occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

       14. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflicts of laws.

                                    * * * * *

                                                                  EXECUTION COPY

                IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed as of the date first above written.

                                      EXECUTIVE:

                                      /s/ Darren W. Karst
                                      ------------------------------------------

                                      ROUNDY'S ACQUISITION CORP.


                                      By: /s/ Mark P. Michaels
                                          --------------------------------------

                                      Its: VP & Secretary
                                           -------------------------------------

                   [Signature Page to Stock Pledge Agreement]

                                                                  EXECUTION COPY



                                                                    June 6, 2002


                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE

               On June 6, 2002 (the "Effective Date"), the undersigned purchased from Roundy's Acquisition Corp., a Delaware corporation (the "Company"), 2,096.67 shares of Common Stock of the Company, par value $.01 per share ("Executive Securities"). Under certain circumstances, the Company and/or certain of the Company's stockholders (the "Investors") have the right to repurchase the Executive Securities at cost from the undersigned (or from the holder of the Executive Securities, if different from the undersigned) should the undersigned cease to be employed by Roundy's Inc. ("Roundy's"). Hence, the Executive Securities are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Executive Securities taxed under the provision of Code (S)83(b) at the time the undersigned purchased the Executive Securities.

               Therefore, pursuant to Code (S)83(b) and Treasury Regulation
(S)1.83-2 promulgated thereunder, the undersigned hereby makes an election with respect to the Executive Securities (as described in paragraph 2 below), to report as taxable income for calendar year 2002 the excess (if any) of the Executive Securities' fair market value on June 6, 2002 over the purchase price thereof.

               The following information is supplied in accordance with Treasury Regulation (S)1.83-2(e):

               1) The name, address and social security number of the undersigned:

                                    Darren W. Karst
                                    175 Pembroke Drive
                                    Lake Forest, IL 60045
                                    SS#: ______ --____--______

               2) A description of the property with respect to which the election is being made: 2,096.67 shares of Common Stock of the Company, par value $.01 per share.

               3) The date on which the property was transferred: June 6, 2002. The taxable year for which such election is made: calendar year 2002.

               4) The Executive Securities shall become vested ratably, on a quarterly basis, over the five year period commencing February 2, 2002, as long as Executive remains employed by Roundy's, and shall be deemed to be unvested to the extent not vested as of termination of such employment. Notwithstanding the foregoing, in the event the Executive ceases to be

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                                                                  EXECUTION COPY

employed by Roundy's for cause, all of the Executive Securities shall be subject to repurchase by the Company and/or the Investors at a price equal to the lesser of original cost and fair market value.

               5) The fair market value on June 6, 2002 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $209,667.

               6)    The amount paid for such property: $209,667.

               A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations (S)1.83-2(e)(7).


Dated: June 6, 2002                                     /s/ Darren W. Karst
                                                   -----------------------------
                                                          Darren W. Karst







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                                                                  EXECUTION COPY

                                                                       EXHIBIT D

                                 GENERAL RELEASE

         I, Darren W. Karst in consideration of and subject to the terms and conditions set out in the Executive Agreement dated as of June 4, 2002 between the Company and Executive (as amended from time to time, the "Agreement"), and other good and valuable consideration, do hereby release and forever discharge as of the date hereof Roundy's Inc., a Wisconsin corporation (the "Company"), its parents, subsidiaries and affiliates and each of their respective present and former directors, officers, partners, members, agents, representatives, employees, successors and assigns (collectively, the "Released Parties") to the extent provided below.

1. I understand and agree that I will not receive the benefits specified in Section 13(d) of the Agreement unless I execute this General Release.

2. I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, known or unknown, which I, my heirs, executors, administrators and assigns, may have, which arise out of my employment with, and my separation from, Roundy's Inc. and the other Released Parties (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights of 1866, as amended; the Worker Adjustment Retraining and Notification Act; Section 510 of the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law, for wrongful discharge; or arising under any policies, practices or procedures of the Companies; or any claim for breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses including attorney' fees, incurred in these matters); provided, however, that the foregoing release and discharge shall not apply to rights and benefits I have with respect to any equity I own in the Company or any of its Affiliates (including rights and benefits under the Investor Rights Agreement), to rights I have with respect to any severance or other payments or health benefits pursuant to Section 13(d) of the Agreement or to any benefits vested under any employee benefit plans.

3. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.

4. I agree not to file any charge or complaint on my own behalf, based upon claims arising from, or attributable in any way to, my employment with, and the separation of my employment with Roundy's Inc. and any other of the Released Parties, before any federal,

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                                                                  EXECUTION COPY

         state or local court, or administrative agency, or to participate in any such charge or complaint which may be made by any other person or organization on my behalf. I also agree to withdraw and/or dismiss any such pending charges or complaints.

5. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission of any improper or unlawful conduct of myself or any of the Released Parties.

6. I agree that if I challenge the validity of this General Release I will immediately repay to the Company any amounts paid pursuant to Section 13(d) of the Agreement, though I acknowledge that such repayment will not vitiate any of the rights of the Released Parties under this General Release. I also agree that if I violate this General Release by suing the Company or any of the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees.

7. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

8. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

9. I agree to make myself available to and cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation will include, but not be limited to, making myself available to the Company or the Released Parties upon reasonable notice for interviews and factual investigations; appearing at the Company's (or Released Parties') request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company or the Released Parties pertinent information; and turning over all relevant documents which are or may come into my possession. I understand that in the event the Company or the Released Parties ask for my cooperation in accordance with this provision, the Company or the Released Parties will reimburse me for reasonable expenses, including travel, lodging, meals and attorneys employed by me in connection with such availability and cooperation, upon my submission of receipts. The Company and the Released Parties agree that any request for my cooperation will not unreasonably interfere with my efforts to find new employment or any new employment I may have following the termination of my employment with the Company and further agree that, without my prior consent, I will not be required to cooperate with the Company and the







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                                                                  EXECUTION COPY

         Released Parties for more than ten (10) hours per month or an aggregate of fifty (50) hours per year.

10. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I STATE THAT:

1.       I HAVE READ IT;

2. I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1967, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.       I CONSENT TO EVERYTHING IN IT;

4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO;

5. I HAVE BEEN GIVEN WHAT I CONSIDER A SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS GENERAL RELEASE BEFORE SIGNING IT;

6.       I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY; AND

7. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

8.

DATE:______________________________         Signed:_____________________________
                                                   Darren W. Karst